Exhibit 4

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Fifth supplemental indenture

FROM

Integrys Energy Group, Inc.
(f/k/a WPS Resources Corporation)

To

U. S. Bank National Association

Trustee

-----------------------

Dated as of November 1, 2010

Supplemental to

Indenture Dated as of October 1, 1999

4.170% Senior Notes Due November 1, 2020

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This Fifth Supplemental Indenture is made as of the 1st day of November, 2010 by and between Integrys Energy Group, Inc. (f/k/a WPS Resources Corporation), a corporation duly organized and existing under the laws of the State of Wisconsin (the “Company”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”), and successor to Firstar Bank National Association.

Recitals of the Company:

Witnesseth:  that

The Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Senior Indenture”), made as of October 1, 1999; and

Section 3.01 of the Senior Indenture provides that Securities may be issued from time to time in series pursuant to a supplemental indenture specifying the terms of each series of Securities; and

The Company desires to establish a series of Securities to be designated “4.170% Senior Notes Due November 1, 2020” (the “Notes of the Series Due 2020”); and

Section 9.01 of the Senior Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form or terms of Securities of any series and adding to the covenants of the Company; and

The execution and delivery of this Fifth Supplemental Indenture (herein, this “Supplemental Indenture”) has been duly authorized by a Board Resolution.

On December 1, 2006, the Company issued $300,000,000 aggregate principal amount of its 6.11% Junior Subordinated Notes Due 2066 and, in connection therewith, entered into that certain Replacement Capital Covenant, dated as of December 1, 2006 (the “Existing RCC”).

The Company desires to amend certain provisions of the Existing RCC pursuant to Section 4(b) of the Existing RCC, as set forth in Article III of this Supplemental Indenture, and establish a record date for such purposes pursuant to Section 4(c) of the Existing RCC.

Pursuant to the operation of the Existing RCC, effective December 1, 2010, the Notes of the Series Due 2020 shall automatically become the Covered Debt (as defined herein).

Now Therefore, this Supplemental Indenture

Witnesseth, that, in order to set forth the terms and conditions upon which the Notes of the Series Due 2020 are, and are to be, authenticated, issued and delivered, and in consideration of the premises and the purchase of the Notes of the Series Due 2020 by the Holders thereof, it is mutually covenanted and agreed for the equal and proportionate benefit of the respective Holders from time to time of such Notes of the Series Due 2020 as follows:

ARTICLE I
RELATION TO INDENTURE; DEFINITIONS

Section 1.1

This Supplemental Indenture constitutes an integral part of the Senior Indenture.

Section 1.2

For all purposes of this Supplemental Indenture:

(a) “Notes of the Series Due 2020” or “Notes” shall mean the series of senior debt securities authorized by this Supplemental Indenture.

(b) “Covered Debt” shall have the meaning assigned to such term in the Existing RCC.

(c) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Senior Indenture.

(d) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

(e) The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder,” and “herewith” refer to this Supplemental Indenture.

ARTICLE II
THE SECURITIES

There is hereby established a series of Securities pursuant to Section 3.01 of the Senior Indenture as follows:

(a) The title of the Securities of the series hereby established is “4.170% Senior Notes Due November 1, 2020.”

(b) The aggregate principal amount of the Notes of the Series Due 2020 which may be authenticated and delivered under the Senior Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities of such series pursuant to Sections 2.05, 3.04, 3.05, 3.06, 9.06 or 11.07 of the Senior Indenture) shall be limited to Two Hundred Fifty Million Dollars ($250,000,000).

(c) All Notes of the Series Due 2020 will be represented by one or more notes in permanent global form without coupons.  The beneficial owners of interests in such permanent Global Security or Securities representing the Notes of the Series Due 2020 may not exchange such interests for individual Notes of the Series Due 2020 in definitive form other than in the manner provided in Section 2.03 of the Senior Indenture.  The Depositary for the Notes of the Series Due 2020 shall be The Depository Trust Company.

(d) The Stated Maturity of the Notes of the Series Due 2020 shall be November 1, 2020.

(e) The Notes of the Series Due 2020 shall bear interest on the unpaid principal balance thereof at the rate of 4.170% per annum (computed on the basis of a 360-day year of twelve 30-day months), and such interest shall accrue from the original issue date thereof (or from the most recent Interest Payment Date to which interest on such Notes has been paid or provided for). The Interest Payment Dates for the Notes of the Series Due 2020 shall be May 1 and November 1 of each year commencing May 1, 2011, and the Regular Record Date will be 15th day of the calendar month immediately preceding each Interest Payment Date.

(f) Principal of and interest on the Notes of the Series Due 2020 shall be payable in U.S. Dollars at the Corporate Trust Office of the Trustee, provided, however, that payment of interest shall be made by wire transfer of immediately available funds into the account specified by the Depositary so long as the Notes of the Series Due 2020 are in the form of one or more Global Securities. Notwithstanding the foregoing, if individual Notes of the Series Due 2020 are issued in definitive form under the conditions specified in Section 2.03 of the Senior Indenture, upon receipt of written instructions from the Holder of a Note of the Series Due 2020 in an aggregate principal amount of at least $10,000,000 on or before the Regular Record Date for an Interest Payment Date, the Trustee will make such payments of interest by wire transfer of immediately available funds to such account at a bank located in the United States of America as the Holder of such Notes of the Series Due 2020 shall have designated, provided that such bank has appropriate facilities therefor.

(g) The Notes of the Series Due 2020 are subject to redemption in whole at any time or in part from time to time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes of the Series Due 2020 to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Treasury Yield (as hereinafter defined), plus 0.250 of one percent (0.250%) plus, in each case, accrued and unpaid interest to the Redemption Date.  Such Redemption Date shall be set forth in an Officers’ Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

For purposes of this paragraph (g):

“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means, with respect to any Redemption Date, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and any other primary U.S. Government securities dealers in New York City selected by the Company; provided, however, that if Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated ceases to be a primary U.S. Government securities dealer, the Company shall substitute for it another primary U.S. Government securities dealer in New York City selected by the Company.

(h) The Notes of the Series Due 2020 shall not be subject to any sinking fund and shall not be redeemable at the option of the Holders thereof.

(i) If individual Notes of the Series Due 2020 are issued in definitive form under the conditions specified in Section 2.03 of the Senior Indenture, individual certificates will be issued in denominations of $1,000 or any integral multiple thereof.

Such Securities shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by Section 3.03 of the Senior Indenture.  The Notes of the Series Due 2020 shall be substantially in the form of the Security attached hereto as Appendix I, which is incorporated herein by reference.

ARTICLE III
AMENDMENT TO THE EXISTING RCC

Section 3.1

Pursuant to Section 4(c) of the Existing RCC, the Company hereby establishes December 1, 2010 as the record date to determine the Holders (as defined in the Existing RCC) of the then effective series of Covered Debt, which will be, as of that date, the Notes of the Series Due 2020, for purposes of consenting to amendments to certain provisions of the Existing RCC as provided in this Article III.

Section 3.2

Each and every Holder (as defined in the Senior Indenture) of the Notes of the Series Due 2020 as of December 1, 2010, in such capacity as a holder of the Covered Debt, irrevocably consents to the following amendments to the Existing RCC:

(a) Section 2, “Limitations on Redemption and Repurchase of Notes,” and Section 3, “Covered Debt,” are hereby deleted in their entirety.

(b) All definitions set forth in Schedule I to the Existing RCC that relate to defined terms used solely in the Sections deleted hereby are deleted in their entirety.

Section 3.3

The amendments to the Existing RCC described in Section 3.2 above shall be effective December 1, 2010 and no further action of the Holders shall be required to effectuate such amendments.

ARTICLE IV
MISCELLANEOUS

Section 4.1

The Trustee has accepted the amendment of the Senior Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Senior Indenture as hereby amended, but only upon the terms and conditions set forth in the Senior Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

Section 4.2

This Supplemental Indenture shall be construed in connection with and as a part of the Senior Indenture.

Section 4.3

(a) If any provision of this Supplemental Indenture conflicts with another provision of the Senior Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Sections 310 to 317, inclusive, of said act, such required provision shall control.

(b) In case any one or more of the provisions contained in this Supplemental Indenture or in the Securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 4.4

Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 4.5

(a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

In Witness Whereof, Integrys Energy Group, Inc. has caused this Fifth Supplemental Indenture to be executed by its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President, or any other officer selected by the Board of Directors, and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and U.S. Bank National Association, as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of November 1, 2010.

Integrys Energy Group, Inc.

(SEAL)                                                                 By:  /s/ Bradley A. Johnson
Name:  Bradley A. Johnson
Title:    Vice President and Treasurer
ATTEST:

/s/ Barth J. Wolf
Name:  Barth J. Wolf
Title:    Vice President, Chief Legal
             Officer and Secretary

U.S. Bank National Association

By: /s/ Peter M. Brennan
Name:  Peter M. Brennan
Title:  Vice President
ATTEST:

/s/ Yvonne Siira
Name:  Yvonne Siira
Title:  Vice President

[Signature Page to Fifth Supplemental Indenture]

APPENDIX I

CUSIP:
No. 45822P AA3                                                                                                                                                                                                           $__________

THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.*

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

______________________________________
*  To be included so long as Security is a Global Security.

Integrys Energy Group, Inc.
4.170% Senior Note due November 1, 2020

ORIGINAL ISSUE DATE:                                          November 15, 2010

INTEREST RATE:                                                      4.170%

INTEREST PAYMENT DATES:                               May 1 and November 1 (commencing May 1, 2011)

REGULAR RECORD DATES:                                 April 15 and October 15

MATURITY DATE:                                                      November 1, 2020

Integrys Energy Group, Inc., a corporation duly organized and existing under the laws of Wisconsin (herein called the “Company,” which term includes any successor corporation under the Senior Indenture hereinafter referred to), for value received, hereby promises to pay to

, or registered assigns, the principal sum of

DOLLARS

on the Maturity Date specified above and to pay interest on the unpaid principal amount hereof from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, semi-annually on the Interest Payment Dates specified above in each year, commencing May 1, 2011, at the Interest Rate specified above (computed on the basis of a 360-day year of twelve 30-day months), until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the Interest Rate specified above on any overdue principal and on any overdue installment of interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the hereinafter defined Senior Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above for such interest (whether or not such day is a Business Day).  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall have been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Senior Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose, in Saint Paul, Minnesota, in Dollars, provided, however, that payment of interest shall be made by wire transfer of immediately available funds into the account specified by the Depositary so long as this note is in the form of a Global Security and otherwise by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.  Notwithstanding the foregoing, if individual Securities are issued in definitive form under the conditions specified in Section 2.03 of the Senior Indenture, upon receipt of written instructions from the Holder of Notes in an aggregate principal amount of at least $10,000,000 on or before the Regular Record Date for an Interest Payment Date, the Trustee will make such payments of interest by wire transfer of immediately available funds to such account at a bank located in the United States of America as the Holder hereof shall have designated, provided that such bank has appropriate facilities therefor.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws (other than choice of law provisions) of the State of Wisconsin.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefits under the Senior Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Integrys Energy Group, Inc.

By ________________________________

Attest:
_______________________                                             [SEAL]

Form of Trustee’s Certificate of Authentication.

Dated:  _______________

This is one of the Securities of the series designated therein referred to in the within-mentioned Senior Indenture.

U.S. Bank National Association
  as Trustee

By_____________________________
Authorized Signatory

Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1999 (herein called the “Senior Indenture”), between the Company (f/k/a WPS Resources Corporation) and a predecessor of U.S. Bank National Association, the current trustee (herein called the “Trustee,” which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

The Securities of this series are subject to redemption upon not less than 30 nor more than 45 days’ notice by first class mail, in whole at any time or in part from time to time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the Fifth Supplemental Indenture, dated as of November 1, 2010, to the Senior Indenture) plus 0.250 of one percent (0.250%), plus, in each case, accrued and unpaid interest to the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof, and otherwise of like tenor, will be issued in the name of the Holder hereof upon the cancellation hereof.

If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Senior Indenture.  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

This Security is subject to Defeasance as described in the Senior Indenture.

The Senior Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Senior Indenture.  In addition, the Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Senior Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Senior Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Senior Indenture and no provision of this Security or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Senior Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Senior Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Senior Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Security, waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Security.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures (“CUSIP”), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series.  No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.

All capitalized terms used in this Security without definition which are defined in the Senior Indenture shall have the meanings assigned to them in the Senior Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:  (I) or (we) assign and transfer this Security to

________________________________________________________________________________________________________________________________________
(Insert assignee’s social security or tax I.D. number)

________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated: _________________     Your Signature:  ___________________________________
(Sign exactly as your
name appears on the other
side of this Security)
Signature Guaranty:  ____________________________________________________
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other signature guarantee program as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or Taxpayer Identification
Number:_______________________________________